Filed Pursuant to Rule 424(b)(3)
Registration No. 333-264236

PROSPECTUS

3,252,251 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” or the Selling Stockholders, of up to 3,252,251 shares of our common stock, par value $0.0001 per share. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

The Selling Stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VCNX.” On April 27, 2022, the closing price of our common stock was $1.19 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2022.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 3,252,251 shares of our common stock, par value $0.0001 per share. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the Selling Stockholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the common stock described in this prospectus. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the Selling Stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise with the SEC is not necessarily complete, and in each instance, reference is made to the document filed. You should review the complete document to evaluate such statements.

You should carefully read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the captions “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by Vaccinex or third parties, independent industry publications, and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms “Vaccinex,” “the Company,” “we,” “our,” and “us,” or other similar terms, mean Vaccinex, Inc. and our subsidiaries, unless we state otherwise or the context indicates otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus, and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are a clinical-stage biotechnology company engaged in the discovery and development of targeted biotherapeutics to treat serious diseases and conditions with unmet medical needs, including cancer, neurodegenerative diseases, and autoimmune disorders. We believe we are the leader in the field of semaphorin 4D, or SEMA4D, biology and that we are the only company targeting SEMA4D as a potential treatment for cancer, neurodegenerative diseases, or autoimmune disorders. SEMA4D is an extracellular signaling molecule that regulates the migration of immune and inflammatory cells to sites of injury, cancer, or infection. We are leveraging our SEMA4D antibody platform and our extensive knowledge of SEMA4D biology to develop our lead product candidate, pepinemab (also known as VX15/2503), an antibody that we believe exploits novel mechanisms of action. We are focused on developing pepinemab for the treatment of head and neck squamous cell carcinoma, or HNSCC, as well as neurodegenerative diseases, including Huntington’s disease, or HD, and Alzheimer’s disease, or AD. Additionally, third party investigators are studying pepinemab in clinical trials in pancreatic and breast cancer as well as in “window of opportunity” studies in other indications. We have developed multiple proprietary platform technologies that have potential for developing product candidates against novel targets that could address serious diseases or conditions that have a substantial impact on day-to-day functioning and for which treatment is not addressed adequately by available therapies. We employ our proprietary platform technologies, including through our work with our academic collaborators, to identify potential product candidates for sustained expansion of our internal product pipeline and to facilitate strategic development and commercial partnerships.

Our lead platform technologies include our SEMA4D antibody platform and our ActivMAb antibody discovery platform. Our lead product candidate, pepinemab, is currently in clinical development for the treatment of HNSCC, pancreatic and breast cancer, and AD, through our efforts or through investigator-sponsored trials. Our additional product candidate VX5 is in an earlier stage of development and was selected using our ActivMAb platform. We believe our multiple platform technologies position us well for continued pipeline expansion and partnership opportunities going forward.

Current research and development activities with respect to our product candidates primarily relate to clinical development in the following indications:

•

Head & Neck Squamous Cell Carcinoma. We and others have shown that SEMA4D is highly expressed in head and neck cancer where it impedes recruitment and activation of cytotoxic T cells that can attack the tumor while also inducing differentiation of myeloid derived suppressive cells that inhibit any remaining tumoricidal immune activity. Head and neck cancer is, therefore, a cancer in which immunotherapy with pepinemab in combination with a checkpoint inhibitor such as Keytruda could be uniquely effective.

In the second half of 2021, in collaboration with Merck Sharp & Dohme Corp., a subsidiary of Merck & Co. Inc., we initiated a Phase 1b/2 clinical trial of pepinemab in combination with Keytruda® (pembrolizumab), an inhibitor of the PD-1/PD-L1 checkpoint pathway, for first line treatment in patients with recurrent or metastatic HNSCC. In January 2022, we reported interim safety and response data in the Phase 1b segment of the trial that indicated that the combination of pepinemab and Keytruda appears to be well tolerated, and the Phase 2 expansion segment of the study has begun enrollment. See “Recent Developments” below.

•

Other Cancer Studies. Pepinemab is also being evaluated by third parties in investigator-sponsored trials, or ISTs, for pancreatic and breast cancer, and in multiple integrated biomarker “window of opportunity” studies in additional cancer indications.

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Huntington’s Disease. We evaluated pepinemab for the treatment of HD in our Phase 2 SIGNAL trial. Topline data for this trial, consisting of 265 subjects, was reported in late September 2020. Although the study did not meet its prespecified primary endpoints, it provided important new information, including evidence of cognitive benefit and a reduction in brain atrophy in patients with manifest disease symptoms. An improved study design would focus on patients with early signs of cognitive or functional deficits since they appeared to derive the greatest treatment benefit. The Company is evaluating its development strategy in terms of business opportunity and other near-term clinical activities.

•

Alzheimer’s Disease. We have initiated patient screening and enrollment in a randomized, double-blind, placebo-controlled, multi-center phase 1/2a study of pepinemab in 40 patients with mild AD. The planned duration of treatment is 12 months, and key efficacy endpoints include the change in brain metabolism as assessed by FDG-PET, a biomarker that has been shown in multiple clinical studies to correlate with cognitive decline in AD and is a measure of clinical progression, as well as the cognition of patients as assessed based on standardized measures.

Recent Developments

On January 26, 2022, we announced interim safety and response data from the Phase 1b segment of our study of pepinemab in combination with Keytruda in patients with recurrent or metastatic HNSCC. The trial’s Data Safety Monitoring Board determined that the recommended phase 2 dose of pepinemab, in combination with Keytruda, appeared to be well-tolerated. Among the three patients enrolled in the Phase 1b segment of the study, two patients have been observed to experience a complete response. Patients are now being enrolled in the open expansion phase, which is expected to enroll up to an additional 62 patients across 18 U.S. trial sites.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2001. Our principal executive offices are located at 1895 Mount Hope Avenue, Rochester, New York 14620, and our telephone number is (585) 271-2700. Our website address is www.vaccinex.com. Our website and the information contained on or accessible through our website are not incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of: (i) December 31, 2023; (ii) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the first fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of one or more of these reporting exemptions until we are no longer an emerging growth company.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, and we have elected to do so.

We are also a “smaller reporting company” and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including many of the same exemptions from disclosure obligations that are available to emerging growth companies, such as reduced disclosure obligations regarding executive compensation. We may take advantage of one or more of these reporting exemptions until we are no longer a smaller reporting company.

Private Placement

On January 27, 2022, we entered into a stock purchase agreement, or the Stock Purchase Agreement, with the investors named therein, pursuant to which we sold an aggregate of 5,945,943 shares of our common stock in a private placement, or the Private Placement, at a purchase price of $1.11 per share, with aggregate gross proceeds totaling approximately $6.6 million. In connection with the Private Placement, we entered into a Registration Rights Agreement with the Selling Stockholders, or the Registration Rights Agreement, pursuant to which we agreed, among other things, to file with the SEC a registration statement covering the resale of the 3,252,251 shares of our common stock purchased by the Selling Stockholders.

The Offering

Shares of common stock offered by the Selling Stockholders:	3,252,251 shares of common stock

Terms of this offering:

The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time as described under the caption “Plan of Distribution” in this prospectus.

Use of proceeds:

All proceeds from the sale of shares of common stock offered hereby will be for the account of the Selling Stockholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. See the caption “Use of Proceeds” in this prospectus.

Risk factors:

Investing in our common stock involves a high degree of risk and purchasers of our common stock may lose their entire investment. See the information under the caption “Risk Factors” on page 5 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Capital Market symbol:	VCNX

When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I – Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and the additional risks and uncertainties set forth or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our ability to continue as a going concern;

•

the impacts of the COVID-19 pandemic on the expected timing and progress of our clinical trials, as well as other impacts of the COVID-19 pandemic on the economy, our industry, and our business, financial condition, and results of operations, including our ability to raise capital;

•

the sufficiency of the financing arrangements we have entered into that are intended to fund our payroll and certain other operations for a limited period of time and our ability to service our outstanding debt obligations;

•	our estimates regarding our expenses, future revenues, anticipated capital requirements, and needs for additional financing;

•	the implementation of our business model and strategic plans for our business and technology;

•	the timing and success of the commencement, progress, and receipt of data from any of our preclinical and clinical trials;

•	interim and preliminary data and our expectations for later clinical trials based upon such data;

•	our expectations regarding the potential safety, efficacy, or clinical utility of our product candidates;

•	the expected results of any clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates;

•	the rate and degree of market acceptance of any of our product candidates;

•	the success of competing therapies and products that are or become available;

•	regulatory developments in the United States and foreign countries;

•	current and future legislation regarding the healthcare system;

•	the scope of protection we establish and maintain for intellectual property rights covering our technology;

•	developments relating to our competitors and our industry;

•	our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

•	the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	the development of our commercialization capabilities, including the need to develop or obtain additional capabilities; and

•	our use of the proceeds from the offerings of our common stock.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 3,252,251 shares of our common stock that may be sold or otherwise disposed of by the Selling Stockholders.

The following table sets forth certain information with respect to the Selling Stockholders, including (i) the shares of our common stock beneficially owned by the Selling Stockholders prior to this offering, (ii) the number of shares being offered by the Selling Stockholders pursuant to this prospectus and (iii) the Selling Stockholders’ beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the Selling Stockholders) are sold to third parties.

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 42,664,051 shares outstanding on April 7, 2022.

The registration of these shares of common stock does not mean that the Selling Stockholders will sell or otherwise dispose of all or any of those securities. The Selling Stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Stockholders under this prospectus. Furthermore, the Selling Stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

	Beneficial Ownership Before This Offering		Shares of Common Stock to be Sold in the Offering	Beneficial Ownership After This Offering
Selling Stockholder	Number of Shares Owned	Percentage of Outstanding Shares		Number of Shares Owned	Percentage of Outstanding Shares
3i, LP (1)	450,450	1.1%	450,450	—		*
AIGH Investment Partners, LP (2)	1,574,006	3.7%	1,360,862	213,144		*
WVP Emerging Manager Onshore Fund LLC – AIGH Series (2)	381,355	*	331,959	49,396		*
WVP Emerging Manager Onshore Fund LLC – Optimized Equity Series (2)	126,440	*	108,980	17,460		*
Earl Grey Holdings Inc. (3)	1,000,000	2.3%	1,000,000	—		*

*	Less than 1%.
(1)

Maier J. Tarlow is the manager of 3i Management LLC, which is the general partner of 3i, LP, or 3i, and in such capacity has the right to vote and dispose of the securities held by 3i. The business address of 3i is 140 Broadway Fl 38, New York, NY 10005.

(2)

Orin Hirschman is the managing member of AIGH Capital Management, LLC, or AIGH CM, a Maryland limited liability company, which is an advisor with respect to the securities held by AIGH Investment Partners, L.P., or AIGH IP, and a sub-advisor with respect to the securities held by WVP Emerging

Manager Offshore Fund LLC – AIGH Series and WVP Emerging Manager Onshore Fund LLC - Optimized Equity Series. Mr. Hirschman has voting and investment power over the securities indirectly held by AIGH CM and directly held by AIGH IP, WVP Emerging Manager Onshore Fund LLC - AIGH Series, and WVP Emerging Manager Onshore Fund LLC - Optimized Equity Series.

(3)	Voting and investment power over the shares is held by Saul Koschitzky, President of Earl Grey Holdings Inc.

Relationships with the Selling Stockholders

In August 2020, we issued a 7% Original Issue Discount Senior Secured Convertible Debenture due August 3, 2021, or the Debenture, to 3i in the principal amount of $8.64 million for a purchase price of $8.0 million, which reflects an original issue discount of approximately 8%. The Debenture accrued interest at 7% per year, matured on August 3, 2021, and was repaid in full as of the maturity date. The Selling Stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as holders of our securities and, with respect to 3i, in connection with the Debenture. To our knowledge, the Selling Stockholders are not affiliates of any broker-dealer registered in the United States.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Stockholders. The Selling Stockholders and any of their pledgees, assignees, and successors-in-interest may, from time to time, on a continuous or delayed basis, sell any or all of their common stock covered hereby directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the Selling Stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	exchange distributions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after the registration statement of which this prospectus forms a part becomes effective;

•	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	“at the market” into an existing market for the common stock;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the Selling Stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The Selling Stockholders may also sell or transfer shares of common stock pursuant to any available exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated under the Securities Act, or Rule 144, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of common stock by other means not described in this prospectus.

The Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share that may be below the then market price.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the Selling Stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Stockholders. If we are notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

With regard only to the shares it sells for its own behalf, each Selling Stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to each Selling Stockholder will terminate on the date that all shares offered by the Selling Stockholder pursuant to this prospectus have been sold.

We may suspend the sale of shares by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the Selling Stockholders use this prospectus for any sale of the shares of common stock, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay the expenses in connection with the registration of the shares being registered hereunder. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the date that (i) the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Stockholders.

We have advised the Selling Stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.

EXPERTS

The financial statements of Vaccinex, Inc. (the “Company”) as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for each of the documents incorporated by reference in this prospectus is 001-38624. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, or the 2021 Annual Report;

•

our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January  26, 2022, January  31, 2022, March  8, 2022, and April 4, 2022; and

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the description of our capital stock included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the 2021 Annual Report.

We also incorporate by reference into this prospectus all documents (other than portions of documents that are either described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC and current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination or completion of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Vaccinex, Inc., Attn: Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.vaccinex.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy and information statements, and other information with the SEC. This prospectus is part of a registration statement that we have filed with the SEC relating to the common stock to be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock to be offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy and information statements, and other information. The address of the SEC’s web site is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.vaccinex.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

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